F18


                           EASTERN GENERAL INSURANCE COMPANY LIMITED

                         INTERIM SUMMARY OF THE AFFAIRS OF THE COMPANY
                               FOR THE PERIOD ENDED 31ST DEC 1997
                                          US Dollars

Gross Direct Premium All Classes                                    57,189,510

Premium Retained                                                    28,594,755

Net Claims Outstanding                                                 310,881

Commission                                                          11,437,902

Expenses of Management                                              11,437,902

Premium Reserve                                                     11,437,902


Note: The retention of the Company has been divided into the subsidiary companies of the group under spearate arrangements and agreement.


                                                            Commander H. Aftab
                                                                  CHAIRMAN


CORPORATE SEAL


/S/ Commander H. Aftab
          CHAIRMAN